UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: October 2, 2018
(Date of earliest event reported)
Hornbeck Offshore Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300
Covington, LA
(Address of Principal Executive Offices)

70433
(Zip Code)
(985) 727-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events
As a result of the Company’s previously disclosed termination of two shipyard construction contracts for the final two vessels in the Company's fifth OSV newbuild program, on October 2, 2018, Gulf Island Shipyards, LLC (“GIS”) filed a lawsuit against Hornbeck Offshore Services, LLC in the 22nd Judicial District Court for the Parish of St. Tammany, in the State of Louisiana. The lawsuit is styled Gulf Island Shipyards, LLC v. Hornbeck Offshore Services, LLC.

During the first quarter of 2018, the Company terminated the two contracts because of GIS’s performance issues. In the lawsuit, GIS alleges claims for delay, hindrance, disruption and wrongful termination of the construction contracts and seeks various remedies. The Company intends to vigorously defend GIS’s claims, considers them to be without merit, and will respond to GIS’s lawsuit in due course.

As previously reported, the Company remains in discussions with the surety of the shipyard contracts to facilitate the completion of the construction of the vessels at a completion yard under the surety's performance bonds.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: October 4, 2018	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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